Exhibit 4.7

Darrel Brandt

BALLISTIC RECOVERY SYSTEMS, INC.
SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (the “Agreement”) is made effective as of the date of acceptance set forth on the signature page below, by and between Ballistic Recovery Systems, Inc., a Minnesota corporation (the ”Company”), and Darrel Brandt (a director of the Company) (referred to throughout the remainder of this Agreement as the “undersigned”) in connection with the private placement offering (the “Offering”) of shares of the Company’s common stock at $1.36 per share (the “Common Shares”).

1.             Subscription for Securities.  Subject to the terms hereinafter set forth, the undersigned hereby irrevocably subscribes for and agrees to purchase from the Company 257,353 Common Shares at a per-share price of $1.36 per Share, or a total of $350,000.

Upon acceptance of this subscription and the closing of the Offering (or any part of the Offering to which this subscription relates), the Company will record the undersigned as an owner of the Common Shares subscribed, and cause a certificate representing the Common Shares to be delivered to the undersigned within 20 days of the Company’s acceptance of this subscription.  All Common Shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company’s common stock.  The undersigned hereby authorizes the Company to issues a certificate representing the Common Shares in the name and to the address set forth below:

Darrel Brandt
Print name(s) of investor(s)

SSN(s) or Federal TIN

Mailing address

City	State	Zip code

Telephone no.	Fax no.

E-mail address

2.             Investor Representations and Warranties.  By executing and delivering this Agreement, the undersigned acknowledges, warrants and represents to the Company as follows:

(a)   The undersigned is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  This representation is based on the fact that the undersigned is a director of the Company.

(b)   The undersigned acknowledges that no federal or state agency, including the SEC or the securities commission or authority of any state, has approved or disapproved the Common Shares, passed upon or endorsed the merits of the Offering of the Common Shares.

(c)   The undersigned is not relying upon the Company with respect to the economic considerations involved to make an investment decision in the Common Shares.

3.             Investment Purpose.  The undersigned represents and warrants that it is the undersigned’s intention to acquire the Common Shares for the account of the undersigned, for investment purposes and not with a view to the resale thereof in connection with any distribution.  To assure the Company that the undersigned has no present intention to resell or dispose of the Common Shares acquired in the Offering, the undersigned further represents and warrants to the Company as follows:

(a)   The undersigned intends to receive and hold the Common Shares for the undersigned’s personal account.

(b)   The undersigned has no contract, undertaking, agreement or arrangement with any person or entity to sell or otherwise transfer the Common Shares to any such person or entity or to have any such person or entity sell the Common Shares on the undersigned’s behalf.

(c)   The undersigned has no need for immediate liquidity with respect to his, her or its investment and has sufficient income to meet the undersigned’s current and anticipated obligations.  The loss of the undersigned’s entire investment in the Common Shares would not cause financial hardship to the undersigned and would not adversely affect the undersigned’s current standard of living.  In addition, the overall commitment of the undersigned to investments that are not readily marketable is not disproportionate to the undersigned’s net worth and the undersigned’s investment in the Common Shares will not cause such overall commitment to become excessive.

(d)   The undersigned is not aware of any occurrence, event or circumstance upon the happening of which the undersigned intends to transfer or sell the Common Shares and the undersigned does not have any present intention to transfer or sell the Common Shares after a lapse of any particular period of time.

4.             Registration Status; Restrictions on Transferability.  With respect to the registration status and transferability of the Common Shares (in addition to Section 3 above), the undersigned understands, acknowledges and agrees that:

(a)   Neither the offer nor the sale of the Common Shares to be issued in connection with this subscription and the Offering have been registered under the Securities Act or under applicable state securities laws on the grounds that they are being issued in a transaction (i) involving a limited group of knowledgeable investors fully familiar with the proposed operations of the Company and (ii) not involving a public offering and that, consequently, such transaction is exempt from registration under the Securities

Act and applicable state securities laws.  The Company will rely on the undersigned’s representations herein as a basis for the exemption from the Securities Act’s registration requirements.

(b)   The Common Shares may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement or appropriate exemption from registration under applicable state law and, as a result, the undersigned may be required to hold the Common Shares for an indefinite period of time.

(c)   Certificates representing the Common Shares will bear a legend substantially in the following form:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities law of any state.  Such securities have been acquired for investment and without a view to their distribution and may not be sold or otherwise disposed of in the absence of any effective registration statement for such securities under the Securities Act of 1933, as amended, and under applicable state securities laws, unless an exemption from registration is available under applicable securities laws.

5.             Piggyback Registration Rights.  If at any time the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall include in such registration statement all Common Shares and provide the undersigned with immediate notice thereof; provided, however, that (i) if, at any time after giving written notice of is intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company determines for any reason not to proceed with such registration, the Company will be relieved of its obligation to register any Common Shares in connection with such registration, and (ii) in case of a determination by the Company to delay registration of its securities, the Company will be permitted to delay the registration of Common Shares for the same period as the delay in registering such other securities.

6.             Elimination of Company’s Purchase Discount.  In consideration for the undersigned’s subscription for the Common Shares, the Company agrees to amend certain loan and note documents by and between the Company and the undersigned to eliminate entirely the Company’s purchase  or right of first refusal discount and restriction on transfer that provides that in the event the undersigned desires to sell 1,000,000 shares of Company Common Stock issued in 1993, issued pursuant to such loan agreement, the undersigned must first offer such shares to the Company at a 25% discount of the proposed sales price.

7.             Amendment.  This Agreement may be modified or amended only by a written instrument signed by both the Company and the undersigned.

8.             Binding Effect.  Upon acceptance by the Company, this Agreement shall be binding upon and shall inure to the benefit of the Company and the undersigned and to the successors and assigns of the Company and to the personal and legal representatives, heirs, guardians, successors and permitted assignees of the undersigned.

9.             Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to the conflicts-of-law principles thereof.  The venue for any action hereunder shall be in the State of Minnesota, whether or not such venue is or subsequently becomes inconvenient, and the parties consent to the jurisdiction of the courts of the State of Minnesota, County of Ramsey, and the U.S. District Court, District of Minnesota.

10.           Entire Agreement.  This Agreement constitutes the entire agreement among the parties with respect to the Company (except for the terms of the Company’s articles of incorporation, as the same may be amended from time to time).  It supersedes any prior agreement or understanding among them, and it may not be modified or amended in any manner other than as set forth herein.

11.           Further Acts and Assurances.  Upon request, the undersigned agrees to furnish to the Company such additional information as may be deemed necessary to determine the undersigned’s suitability as an investor.

12.           Counterparts.  This Agreement may be executed in counterparts, which taken together shall constitute one agreement binding on the parties hereto.  Facsimile and electronically transmitted signatures shall be valid and binding to the same extent as original signatures.  A party shall become bound by this Agreement immediately upon signing and delivering any counterpart, independently of the signature of the other party.  Nevertheless, in making proof of this Agreement, it will be necessary to produce only one copy signed by the party to be charged.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of June ____, 2006.

Individuals:

Signature of Investor

Signature of Joint Investor

ACKNOWLEDGED AND ACCEPTED:

BALLISTIC RECOVERY SYSTEMS, INC.:

By:	Larry Williams	Dated
Title:	Chief Executive Officer